UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 16, 2010
(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011
(Address of principal executive offices, including zip code)

(817) 460-3947
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2010, First Cash Financial Services, Inc. ("the Company") held its Annual Meeting of shareholders at which Ambassador Jorge Montaño was elected as a director of the Company. Amb. Montano will serve on the Audit, Compensation and Nominating and Corporate Governance Committees of the Board. The election of Amb. Montaño to the Board of Directors filled the vacancy resulting from the expiring term of Ms. Tara MacMahon as a director, whose term was completed on June 16, 2010. Ms. MacMahon did not to seek re-election to the Board.

The information provided in this Item 5.02 shall not be deemed "filed" for purposes of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On June 16, 2010, the Company held the Annual Meeting of its shareholders.  Of the 30,101,736 issued and outstanding common shares entitled to vote at the meeting, 26,869,627 (89.3% of the total) of the common shares voted in person or by proxy.  The shareholders voted affirmatively for the following three proposals:

1.   The shareholders ratified the election of one director for a term of three years:

		% of		% of	Broker
	For	Voted	Withheld	Voted	Non-Votes
Amb. Jorge Montaño	22,034,906	98.4	361,357	1.6	4,473,364

The other directors with remaining terms are Messrs. Phillip E. Powell, Mikel D. Faulkner and Randel G. Owen, who will continue to serve until the annual meeting in 2011, and Mr. Rick L. Wessel, who will continue to serve until the annual meeting in 2012.

2.   The shareholders ratified the selection of Hein & Associates LLP as independent auditors of the Company for the year ended December 31, 2010:
	% of		% of		% of
For	Voted	Against	Voted	Abstain	Voted
26,782,261	99.7	25,376	-	61,990	-

3.   The shareholders ratified the approval of the performance goals of the First Cash Financial Services, Inc. Executive Performance Incentive Plan:

	% of		% of		% of	Broker
For	Voted	Against	Voted	Abstain	Voted	Non-Votes
21,662,088	96.7	560,595	2.5	173,580	-	4,473,364

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: June 21, 2010	FIRST CASH FINANCIAL SERVICES, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)